Exhibit 99.1
The Aaron’s Company, Inc. Reports First Quarter 2023 Financial Results,
Updates Full Year Outlook
Atlanta, GA, April 24, 2023 — The Aaron’s Company, Inc. (NYSE: AAN) today released its first quarter 2023 financial results. Complete financial results are available at  investor.aarons.com. Highlights of those results are included below and in the attached supplement.
First Quarter 2023 Consolidated Results:
•Revenues were $554.4 million, an increase of 21.5% due to the BrandsMart acquisition
•Net earnings were $12.8 million, a decrease of 40.6%; Non-GAAP net earnings1 were $20.5 million, a decrease of 25.5%
•Adjusted EBITDA1,2 was $45.9 million, a decrease of 20.7%
•Diluted EPS was $0.41; Non-GAAP diluted EPS1 was $0.66
•Updated 2023 full year outlook; raised EPS and adjusted free cash flow

First Quarter 2023 Key Items:
The Aaron's Company
•Earnings were ahead of internal expectations, due in part to reduced write-offs and continued implementation of improved expense controls, despite lower revenues in both segments
•Reduced net debt by $36.9 million in the quarter primarily due to strong cash provided by operating activities; ended the quarter with cash and cash equivalents of $44.3 million and debt of $222.1 million
Aaron's Business
•Softer tax refund season led to fewer exercises of early purchase options, resulting in lower than expected revenue and a larger than expected lease portfolio size to end the quarter
•Lease decisioning enhancements led to a 170 bps sequential reduction to the provision for lease merchandise write-offs as a percentage of lease revenues & fees
•GenNext stores accounted for approximately 27% of lease revenues & fees and retail sales
•E-commerce revenues increased 12.3% as compared to the prior year quarter and represented 17.9% of lease revenues
BrandsMart
•Earnings exceeded internal expectations despite lower revenues due to continued pressure on customer demand
•First new BrandsMart store planned to open in Augusta, GA in Q4 2023
The Company will host an earnings conference call tomorrow, April 25, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/104089893. A transcript of the webcast will also be available at investor.aarons.com.
1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
2.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period Adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,260 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

The Aaron’s Company, Inc. Reports First Quarter 2023 Financial Results,
Updates Full Year Outlook

Atlanta, GA, April 24, 2023 — The Aaron's Company, Inc. (NYSE: AAN) today released its first quarter 2023 financial results.

First Quarter Consolidated Results
•Revenues were $554.4 million, an increase of 21.5% due to the BrandsMart acquisition
•Net earnings were $12.8 million, a decrease of 40.6%; Non-GAAP net earnings[1] were $20.5 million, a decrease of 25.5%
•Adjusted EBITDA[1,2] was $45.9 million, a decrease of 20.7%
•Diluted EPS was $0.41; Non-GAAP diluted EPS[1] was $0.66
•Updated 2023 full year outlook; raised EPS and adjusted free cash flow

CEO Commentary – “I am pleased that we delivered consolidated company results ahead of our earnings expectations despite a softer tax refund season and continued economic pressure on our customer. Our lease portfolio size ended the quarter larger than expected and continues to benefit from our lease decisioning optimization. We've updated our outlook for 2023 to reflect first quarter results, and we remain focused on enhancing profitability of the company through execution of our strategic growth and cost reduction initiatives." – Douglas Lindsay, The Aaron’s Company CEO

First Quarter 2023 Key Items
The Aaron's Company
•Earnings were ahead of internal expectations, due in part to reduced write-offs and continued implementation of improved expense controls, despite lower revenues in both segments
•Recognized a $6.6 million income tax benefit due to the remeasurement of a deferred tax asset
•Reduced net debt by $36.9 million in the quarter primarily due to strong cash provided by operating activities; ended the quarter with cash and cash equivalents of $44.3 million and debt of $222.1 million

Aaron's Business
•Softer tax refund season led to fewer exercises of early purchase options, resulting in lower than expected revenue and a larger than expected lease portfolio size to end the quarter
•Lease decisioning enhancements led to a 170 bps sequential reduction to the provision for lease merchandise write-offs as a percentage of lease revenues & fees
•Operating expenses benefited from ongoing cost optimization efforts in the form of reduced personnel costs and other operating expenses
•GenNext stores accounted for approximately 27% of lease revenues & fees and retail sales
•E-commerce revenues increased 12.3% as compared to the prior year quarter and represented 17.9% of lease revenues

BrandsMart	•Earnings exceeded internal expectations despite lower revenues due to continued pressure on customer demand •First new BrandsMart store planned to open in Augusta, GA in Q4 2023
1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period Adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Consolidated Results

($ in Millions, except EPS)	Q1'23	Q1'22	Change
Revenues	$554.4	$456.1	21.5%
Net Earnings	12.8	21.5	(40.6)%
Adjusted EBITDA[1]	45.9	57.9	(20.7)%
Diluted EPS	$0.41	$0.68	(39.7)%
Non-GAAP Diluted EPS[1]	0.66	0.87	(24.1)%

Adjusted Free Cash Flow[1]	Q1'23	Q1'22	Change
Cash Provided by Operating Activities	$61.0	$29.1	109.8%
Adjustments[2]	1.8	8.7	(79.5)%
Capital Expenditures	(20.2)	(25.1)	(19.5)%
Adjusted Free Cash Flow[1]	$42.5	$12.7	235.2%

Returns to Shareholders	Q1'23	Q1'22	Change
Dividends Declared[3]	$3.9	$3.5	10.3%
Share Repurchases	$—	$5.7	(100.0)%
Discussion of Consolidated Results - Q1'23 vs. Q1'22:
•The 21.5% increase in consolidated revenues was due to the inclusion of BrandsMart in the consolidated results, offset by lower lease revenues & fees and retail sales at the Aaron's Business.
•Net earnings in the first quarter of 2023 included a $6.6 million income tax benefit related to the remeasurement of a deferred tax asset during the period, restructuring charges of $5.3 million, intangible amortization expense of $2.6 million, stock compensation expense of $2.8 million, BrandsMart acquisition-related costs of $1.8 million and separation costs of $0.1 million.
•The 40.6% decrease in net earnings was primarily due to lower lease revenues & fees at the Aaron's Business and loss before income taxes generated by increased expenses due to the inclusion of BrandsMart in the Company's consolidated results, offset by lower personnel costs at the Aaron's Business and the income tax benefit described above.
•The 20.7% decrease in adjusted EBITDA was primarily due to lower lease revenues & fees at the Aaron's Business, partially offset by lower personnel costs at the Aaron's Business and an incremental $2.8 million of adjusted EBITDA generated by the inclusion of BrandsMart in the Company's consolidated results.
•Diluted EPS decreased by 39.7% and Non-GAAP diluted EPS decreased by 24.1%.
•Cash provided by operating activities was 109.8% higher year-over-year primarily due to lower lease merchandise purchases and improvements in working capital, partially offset by lower adjusted earnings.
•As of March 31, 2023, the Company had cash and cash equivalents of $44.3 million, debt of $222.1 million, and $307.8 million of availability under its $375.0 million unsecured revolving credit facility.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Adjustments include cash provided by operating activities related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the quarter.
3.Disclosure based upon dividends declared but not paid for the three months ended March 31, 2023 and 2022.

Segment Results

Aaron's Business
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q1'23	Q1'22	Change
Revenues	$412.1	$456.1	(9.6)%
Lease Portfolio Size[1]	$121.9	$131.7	(7.5)%
Lease Renewal Rate[1]	88.5%	89.4%	(90)	bps
Gross Profit Margin	63.3%	62.5%	80	bps
Earnings Before Income Taxes	$35.9	$52.2	(31.3)%
Adjusted EBITDA[2]	$54.6	$69.9	(22.0)%
Adjusted EBITDA Margin[2]	13.2%	15.3%	(210)	bps
Write-Offs %[3]	5.4%	5.4%	—	bps

Ending Store Count[4]	Q1'23	Q1'22	Change
Total Stores	1,261	1,306	(45)
Company-Operated	1,030	1,070	(40)
GenNext (included in Company-Operated)	222	135	87
Franchised	231	236	(5)
Discussion of Aaron's Business Results - Q1'23 vs. Q1'22:
•The 9.6% decrease in revenues was primarily due to a smaller average lease portfolio size, lower lease renewal rate, fewer exercises of early purchase options, and lower retail sales.
•The lease portfolio size began 2023 down 7.2% compared to the beginning of 2022 and ended Q1 2023 down 7.5% compared to the end of Q1 2022.
•The 90 basis point year-over-year decrease in lease renewal rates was due to continued inflationary and other economic pressures affecting customers' ability to pay and a softer tax refund season.
•The year-over-year decrease of 22.0% in adjusted EBITDA and 210 basis points in adjusted EBITDA margin were primarily due to a smaller lease portfolio size, a decline in lease renewal rates, partially offset by lower personnel costs and a lower provision for lease merchandise write-offs.
•The provision for lease merchandise write-offs as a percentage of lease revenues & fees was 5.4% in the three months ended March 31, 2023, and 2022, respectively. In addition, lease decisioning enhancements led to a 170 bps sequential reduction to write-offs as compared to Q4 2022.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our legacy store average.
•E-commerce revenues increased 12.3% as compared to the prior year quarter and represented 17.9% of lease revenues.

1.Key operating metrics do not include BrandsMart Leasing.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Provision for Lease Merchandise Write-offs as a percentage of lease revenues and fees.
4.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the Brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q1'23	Q1'22[2]	Change
Revenues	$144.2	N/A	N/A
Gross Profit Margin	24.4%	N/A	N/A
(Loss) Before Income Taxes	$(0.9)	N/A	N/A
Adjusted EBITDA[1]	$2.8	N/A	N/A
Adjusted EBITDA Margin[1]	1.9%	N/A	N/A
Discussion of BrandsMart Results - Q1'23 vs. Q1'22:
•Product sales for the quarter decreased year-over-year by 18.0% driven primarily by lower store traffic and customer trade down to lower priced products across all major categories.3
•E-commerce product sales were 9.2% of total product sales.

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.The Company’s consolidated financial and operating results for all periods prior to the April 1, 2022 acquisition do not include BrandsMart and therefore have not been addressed in the discussion below.
3.This metric is unaudited and includes a comparison to a period in which the BrandsMart business was not owned by The Aaron's Company, Inc.

Full Year 2023 Outlook
The Company is providing the following updated outlook of selected financial metrics for the full year 2023.

	Current Outlook [1,2]		Previous Outlook [1,3]
Consolidated	Low	High	Low	High
Revenues	$2.15 billion	$2.25 billion	$2.20 billion	$2.30 billion
Net Earnings	$23.8 million	$31.6 million	$17.9 million	$25.7 million
Adjusted EBITDA[4]	$140.0 million	$160.0 million	$140.0 million	$160.0 million
Diluted EPS	$0.70	$0.95	$0.55	$0.80
Non-GAAP Diluted EPS	$1.00	$1.40	$0.70	$1.10
Cash Provided by Operating Activities	$163.3 million	$179.3 million	$145.0 million	$165.0 million
Capital Expenditures	$90.0 million	$105.0 million	$95.0 million	$115.0 million
Adjusted Free Cash Flow	$75.0 million	$85.0 million	$50.0 million	$60.0 million

Aaron’s Business
Revenues	$1.50 billion	$1.57 billion	$1.53 billion	$1.60 billion
Earnings Before Income Taxes	$101.0 million	$110.0 million	$93.0 million	$102.0 million
Adjusted EBITDA	$170.0 million	$185.0 million	$165.0 million	$180.0 million

BrandsMart
Revenues	$645.0 million	$675.0 million	$665.0 million	$695.0 million
Earnings Before Income Taxes	$(0.5) million	$2.5 million	$2.5 million	$5.5 million
Adjusted EBITDA	$12.5 million	$17.5 million	$17.5 million	$22.5 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.
3.As announced in the Form 8-K filed on March 1, 2023.
4.Starting in 2023, adjusted EBITDA excludes stock-based compensation expense. All prior period Adjusted EBITDA metrics included herein have been adjusted to exclude stock compensation expense for comparability purposes.

Conference Call and Webcast
The Company will host an earnings conference call tomorrow, April 25, 2023, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/104089893. A transcript of the webcast will also be available at investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,260 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with ten retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” "plan" and similar expressions. These risks and uncertainties include factors such as (i) factors impacting consumer spending, including the current inflationary environment, general macroeconomic conditions and rising interest rates; (ii) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (iii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the separation and spin-off of the Aaron’s Business (as described in the 2022 Annual Report) into what is now The Aaron’s Company, Inc. may not be achieved in a timely manner, or at all; (iv) the failure of that separation to qualify for the expected tax treatment; (v) the risk that the Company may fail to realize the benefits expected from the acquisition of BrandsMart U.S.A., including projected synergies; (vi) risks related to the disruption of management time from ongoing business operations due to the BrandsMart U.S.A. acquisition; (vii) failure to promptly and effectively integrate the BrandsMart U.S.A. acquisition; (viii) the effect of the BrandsMart U.S.A. acquisition on our operating results and businesses and on the ability of Aaron's and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (ix) changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; (x) legal and regulatory proceedings and investigations, including those related to consumer protection laws and regulations, customer privacy, third party and employee fraud, and information security; (xi) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (xii) risks associated with the challenges faced by our business, including the commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xiii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xiv) financial challenges faced by our franchisees; (xv) increases in lease merchandise write-offs; (xvi) the availability and prices of supply chain resources, including products and transportation; (xvii) business disruptions due to political or economic instability due to the ongoing conflict between Russia and Ukraine; and (xviii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Statements in this news release that are “forward-looking” include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections regarding the expected benefits of the BrandsMart acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF EARNINGS[1]

	(Unaudited) Three Months Ended
(In Thousands, except per share amounts)	March 31,
	2023	2022
REVENUES:
Lease Revenues and Fees	$373,795	$409,318
Retail Sales	150,546	12,607
Non-Retail Sales	23,935	27,827
Franchise Royalties and Other Revenues	6,085	6,330
	554,361	456,082
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	125,141	136,665
Retail Cost of Sales	113,529	9,114
Non-Retail Cost of Sales	19,997	25,356
	258,667	171,135
GROSS PROFIT	295,694	284,947
OPERATING EXPENSES:
Personnel Costs	131,445	121,110
Other Operating Expenses, Net	124,145	104,359
Provision for Lease Merchandise Write-Offs	20,160	21,957
Restructuring Expenses, Net	5,289	3,335
Separation Costs	129	540
Acquisition-Related Costs	1,848	3,464
	283,016	254,765
OPERATING PROFIT	12,678	30,182
Interest Expense	(4,358)	(350)
Other Non-Operating Income (Expense), Net	572	(927)
EARNINGS BEFORE INCOME TAXES	8,892	28,905
INCOME TAX (BENEFIT) EXPENSE	(3,906)	7,373
NET EARNINGS	$12,798	$21,532

EARNINGS PER SHARE	$0.42	$0.69
EARNINGS PER SHARE ASSUMING DILUTION	$0.41	$0.68
WEIGHTED AVERAGE SHARES OUTSTANDING	30,793	31,062
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	31,239	31,760
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED BALANCE SHEETS[1]

	(Unaudited)
(In Thousands)	March 31, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$44,267	$27,716
Accounts Receivable (net of allowances of $5,908 at March 31, 2023 and $8,895 at December 31, 2022)	30,286	38,191
Lease Merchandise (net of accumulated depreciation and allowances of $423,541 at March 31, 2023 and $431,092 at December 31, 2022)	666,472	693,795
Merchandise Inventories, Net	86,336	95,964
Property, Plant and Equipment, Net	263,878	267,457
Operating Lease Right-of-Use Assets	458,421	459,950
Goodwill	55,750	54,710
Other Intangibles, Net	115,863	118,528
Income Tax Receivable	3,809	5,716
Prepaid Expenses and Other Assets	101,018	96,436
Total Assets	$1,826,100	$1,858,463
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$242,399	$264,043
Deferred Tax Liabilities	87,519	87,008
Customer Deposits and Advance Payments	74,828	73,196
Operating Lease Liabilities	495,338	496,401
Debt	222,113	242,413
Total Liabilities	1,122,197	1,163,061

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at March 31, 2023 and December 31, 2022; Shares Issued: 36,596,057 at March 31, 2023 and 36,100,011 at December 31, 2022	18,298	18,050
Additional Paid-in Capital	741,054	738,428
Retained Earnings	87,905	79,073
Accumulated Other Comprehensive Loss	(2,062)	(1,396)
	845,195	834,155
Less: Treasury Shares at Cost
5,687,346 Shares at March 31, 2023 and 5,480,353 at December 31, 2022	(141,292)	(138,753)
Total Shareholders’ Equity	703,903	695,402
Total Liabilities & Shareholders’ Equity	$1,826,100	$1,858,463

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

CONSOLIDATED STATEMENTS OF CASH FLOWS[1]

	Three Months Ended March 31,
(In Thousands) Unaudited	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$12,798	$21,532
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	123,291	134,713
Other Depreciation and Amortization	22,570	18,149
Provision for Lease Merchandise Write-Offs	20,160	21,957
Accounts Receivable Provision	6,908	6,753
Stock-Based Compensation	2,922	3,611
Deferred Income Taxes	(5,985)	6,241
Impairment of Assets	914	1,585
Non-Cash Lease Expense	30,042	23,971
Other Changes, Net	(900)	(4,576)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(116,820)	(153,711)
Merchandise Inventories	9,801	—
Accounts Receivable	1,016	(4,190)
Prepaid Expenses and Other Assets	1,346	(11,610)
Income Tax Receivable	1,907	876
Operating Lease Right-of-Use Assets and Liabilities	(30,350)	(27,009)
Accounts Payable and Accrued Expenses	(18,470)	846
Customer Deposits and Advance Payments	(190)	(10,086)
Cash Provided by Operating Activities	60,960	29,052
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(20,209)	(25,103)
Proceeds from Dispositions of Property, Plant, and Equipment	2,149	8,136
Acquisition of Businesses and Customer Agreements, Net of Cash Acquired	—	(286)
Proceeds from Other Investing-Related Activities	—	190
Cash Used in Investing Activities	(18,060)	(17,063)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	(19,250)	—
Proceeds from Revolver and Term Loan	31,094	—
Repayments on Revolver and Term Loan	(32,187)	(10,000)
Dividends Paid	(3,442)	(3,110)
Acquisition of Treasury Stock	—	(4,722)
Issuance of Stock Under Stock Option Plans	—	52
Shares Withheld for Tax Payments	(2,539)	(3,541)
Cash Used in Financing Activities	(26,324)	(21,321)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(25)	18
Increase (Decrease) in Cash and Cash Equivalents	16,551	(9,314)
Cash and Cash Equivalents at Beginning of Period	27,716	22,832
Cash and Cash Equivalents at End of Period	$44,267	$13,518
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

QUARTERLY REVENUES BY SEGMENT

	(Unaudited)
	Three Months Ended
(In Thousands)	March 31, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$373,795	$—	$—	$373,795
Retail Sales	8,318	144,158	(1,930)	150,546
Non-Retail Sales	23,935	—	—	23,935
Franchise Royalties and Fees	5,898	—	—	5,898
Other	187	—	—	187
Total Revenues	$412,133	$144,158	$(1,930)	$554,361

	(Unaudited)
	Three Months Ended
(In Thousands)	March 31, 2022
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$409,318	$—	—	$409,318
Retail Sales	12,607	—	—	12,607
Non-Retail Sales	27,827	—	—	27,827
Franchise Royalties and Fees	6,118	—	—	6,118
Other	212	—	—	212
Total Revenues	$456,082	$—	$—	$456,082

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2022 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs. The amounts for these pre-tax non-GAAP adjustments, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this news release. Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period adjusted EBITDA results for the three months ended March 31, 2022 shown in the table below has been restated to also exclude stock-based compensation expense.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Management believes that adjusted free cash flow is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Net debt represents total debt less cash and cash equivalents. Management believes that net debt is an important measure of liquidity, provides relevant and useful information, and is widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET EARNINGS AND NON-GAAP EARNINGS PER SHARE ASSUMING DILUTION[1]

	(Unaudited) Three Months Ended
(In Thousands, except per share amounts)	March 31,
	2023	2022
Net Earnings	$12,798	$21,532
Income Taxes	(3,906)	7,373
Earnings Before Income Taxes	$8,892	$28,905
Acquisition-Related Intangible Amortization Expense	2,646	641
Restructuring Expenses, Net	5,289	3,335
Separation Costs	129	540
Acquisition-Related Costs	1,848	3,464
Non-GAAP Earnings Before Income Taxes	18,804	36,885

Income taxes, calculated using a non-GAAP Effective Tax Rate	(1,670)	9,409
Non-GAAP Net Earnings	$20,474	$27,476

Earnings Per Share Assuming Dilution	$0.41	$0.68
Acquisition-Related Intangible Amortization Expense	0.08	0.02
Restructuring Expenses, Net	0.17	0.11
Separation Costs	—	0.02
Acquisition-Related Costs	0.06	0.11
Tax Effect of Non-GAAP adjustments	(0.07)	(0.06)
Non-GAAP Earnings Per Share Assuming Dilution[2]	$0.66	$0.87

Weighted Average Shares Outstanding Assuming Dilution	31,239	31,760

1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.
2.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT

	(Unaudited)
(In Thousands)	Three Months Ended March 31, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Earnings					$12,798
Income Taxes					(3,906)
Earnings (Loss) Before Income Taxes	$35,859	$(888)	$(25,971)	$(108)	$8,892
Interest Expense	—	—	4,358	—	4,358
Depreciation	18,283	1,419	222	—	19,924
Amortization	420	2,226	—	—	2,646
EBITDA	$54,562	$2,757	$(21,391)	$(108)	$35,820
Separation Costs[2]	—	—	129	—	129
Restructuring Expenses, Net	—	—	5,289	—	5,289
Acquisition-Related Costs	—	—	1,848	—	1,848
Stock-Based Compensation[3]	—	—	2,792	—	2,792
Adjusted EBITDA	$54,562	$2,757	$(11,333)	$(108)	$45,878

	(Unaudited)
	Three Months Ended March 31, 2022
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Earnings					$21,532
Income Taxes					7,373
Earnings (Loss) Before Income Taxes	$52,161	$—	$(23,256)	$—	$28,905
Interest Expense	—	—	350	—	350
Depreciation	16,988	—	397	—	17,385
Amortization	764	—	—	—	764
EBITDA	$69,913	$—	$(22,509)	$—	$47,404
Separation Costs	—	—	540	—	540
Restructuring Expenses, Net	—	—	3,335	—	3,335
Acquisition-Related Costs	—	—	3,464	—	3,464
Stock-Based Compensation[3]	—	—	3,144	—	3,144
Adjusted EBITDA	$69,913	$—	$(12,026)	$—	$57,887

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.
2.Separation costs are fully comprised of stock-based compensation conversion costs.
3.Beginning in 2023, adjusted EBITDA excludes stock-based compensation expense. For comparability purposes, the prior period results for the three months ended March 31, 2022 shown in the table above have been restated to also exclude stock-based compensation expense.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW[1]

	(Unaudited)
	Three Months Ended
	March 31,
(In Thousands)	2023	2022
Cash Provided by Operating Activities	$60,960	$29,052
Proceeds from Real Estate Transactions	1,078	6,701
Acquisition-Related Transaction Costs	717	2,043
Capital Expenditures	(20,209)	(25,103)
Adjusted Free Cash Flow	$42,546	$12,693

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NET DEBT

	(Unaudited)
(In Thousands)	March 31, 2023	December 31, 2022
Debt	$222,113	$242,413
Cash and Cash Equivalents	(44,267)	(27,716)
Net Debt	$177,846	$214,697
1.The Company's financial results do not include the results of BrandsMart U.S.A. prior to the April 1, 2022 acquisition.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$23,750 - $31,550
Income Taxes			$1,250 - $3,450
Projected Earnings Before Income Taxes	$101,000 - $110,000	$(500) - $2,500	$25,000 - $35,000
Interest Expense	—	—	$14,000 - $16,000
Depreciation and Amortization	$69,000 - $75,000	$13,000 - $15,000	$82,000 - $90,000
Projected EBITDA	$170,000 - $185,000	$12,500 - $17,500	$121,000 - $141,000
Stock-Based Compensation	—	—	$12,000
Other Adjustments[2]	—	—	$7,000
Projected Adjusted EBITDA	$170,000 - $185,000	$12,500 - $17,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.70	$0.95
Sum of Other Adjustments[3]	$0.30	$0.45
Projected Non-GAAP Earnings Per Share Assuming Dilution	$1.00	$1.40

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$163,300 - $179,300
Proceeds from Real Estate Transactions	$1,000 - $10,000
Acquisition-Related Transaction Costs	$700
Capital Expenditures	$(90,000) - $(105,000)
Adjusted Free Cash Flow	$75,000 - $85,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
3.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs and intangible amortization expense resulting from acquisitions.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED EBITDA[1]

Fiscal Year 2023 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net Earnings			$17,900 - $25,700
Income Taxes			$6,100 - $8,800
Projected Earnings Before Income Taxes	$93,000 - $102,000	$2,500 - $5,500	$24,000 - $34,500
Interest Expense	—	—	$16,000 - $17,500
Depreciation and Amortization	$72,000 - $78,000	$15,000 - $17,000	$87,000 - $95,000
Projected EBITDA	$165,000 - $180,000	$17,500 - $22,500	$127,000 - $147,000
Stock-Based Compensation	—	—	$13,000
Projected Adjusted EBITDA	$165,000 - $180,000	$17,500 - $22,500	$140,000 - $160,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.55	$0.80
Sum of Other Adjustments[2]	$0.15	$0.30
Projected Non-GAAP Earnings Per Share Assuming Dilution	$0.70	$1.10

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2023 PREVIOUS OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2023 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$145,000 - $165,000
Proceeds from Real Estate Transactions	$0 - $10,000
Capital Expenditures	$(95,000) - $(115,000)
Adjusted Free Cash Flow	$50,000 - $60,000

1.In 2022 and prior periods, adjusted EBITDA included stock-based compensation expense. Starting in 2023, adjusted EBITDA excludes stock-based compensation expense.
2.Includes acquisition-related amortization expense.